PROSPECTUS SUPPLEMENT
(To prospectus dated September 12, 2002)

                                  $550,000,000

                                  [LOGO] PSE&G

                     Public Service Electric and Gas Company
                       Secured Medium-Term Notes, Series C
                    Due 1 Year to 30 Years From Date of Issue

                                   ----------

      Public Service Electric and Gas Company may offer from time to time its Secured Medium-Term Notes, Series C. We will include the specific terms of any Secured Medium-Term Notes that we may offer in a pricing supplement to this prospectus supplement. Unless the pricing supplement provides otherwise, the Secured Medium-Term Notes that we offer will have the following general terms:

o Secured as to principal (exclusive of any premium) and interest by one of our first and refunding mortgage bonds, as described under "Description of the Secured Medium-Term Notes -- Security" in the accompanying prospectus

o     Stated maturities of 1 year to 30 years from date of issue

o Interest at the fixed rate per annum specified in the applicable pricing supplement

o Redemption at our option at 100% of the principal amount plus accrued interest resulting from the receipt of funds upon the sale of mortgaged property as described under "Description of the Secured Medium-Term Notes -- Redemption" in the accompanying prospectus

o Additional redemption provisions, if any, as specified in the applicable pricing supplement

o     Payments in U.S. dollars

o     Minimum denominations of $1,000

o Book-entry form (through The Depository Trust Company) except in limited circumstances

                                   ----------

  Investing in the Secured Medium-Term Notes involves certain risks. See "Risk
                         Factors" beginning on page S-4.

                                   ----------

                                                                                               Proceeds, Before
                                                                         Agents'              Expenses, to Public
                                                    Public              Discounts              Service Electric
                                                Offering Price       and Commissions            and Gas Company
                                                --------------       ---------------          -------------------
Per Secured Medium-Term Note ............            100%              .150%-.750%              99.850%-99.250%
Total....................................        $550,000,000      $825,000-$4,125,000     $549,175,000-$545,875,000

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

      We may sell the Secured Medium-Term Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. We may also sell the Secured Medium-Term Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

Banc One Capital Markets, Inc.
        BNP PARIBAS
               Credit Suisse First Boston
                       Deutsche Bank Securities
                                 JPMorgan
                                      M.R. Beal & Company
                                              Ramirez & Co., Inc.
                                                      Scotia Capital
                                                             UBS Investment Bank

          The date of this prospectus supplement is September 3, 2003.

                                TABLE OF CONTENTS

                              Prospectus Supplement                         Page
                                                                            ----
Forward-Looking Statements..............................................     S-3
Risk Factors............................................................     S-4
Description of the Secured Medium-Term Notes............................     S-7
Certain United States Federal Income Tax Considerations.................     S-8
Plan of Distribution....................................................    S-11

                                   Prospectus                               Page
                                                                            ----
About this Prospectus...................................................       3
Where You Can Find More Information ....................................       3
Forward-Looking Statements .............................................       5
Public Service Electric and Gas Company ................................       5
Use of Proceeds ........................................................       6
Description of the Mortgage Bonds ......................................       6
Description of the Secured Medium-Term Notes ...........................      12
Description of Pledged Bond ............................................      19
Plan of Distribution ...................................................      20
Legal Matters ..........................................................      21
Experts ................................................................      22

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any Agent is making an offer to sell the Secured Medium-Term Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front of the applicable document.

      References in this prospectus supplement to "PSE&G," "the Company," "we," "us" or "our" are to Public Service Electric and Gas Company.

      Our principal executive office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is (973) 430-7000.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. The following review of factors should not be construed as exhaustive:

     o the significant risk factors and considerations discussed in this prospectus supplement;

     o    the ability to obtain adequate and timely rate relief;

     o credit, commodity, interest rate, counterparty and other financial market risks;

     o    liquidity and the ability to access capital and credit markets;

     o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change our structure;

     o business combinations among suppliers, competitors and major customers that could change our financial condition, results of operations or net cash flows;

     o    general economic conditions, including inflation;

     o changes to accounting standards or accounting principles generally accepted in the U.S., which may require adjustments to financial statements;

     o changes in tax laws and regulations which could affect cash flows and business prospects;

     o    energy obligations and available supply;

     o    changes in the energy industry including changes to power pools;

     o    changes in regulation;

     o the availability of power transmission facilities and natural gas pipelines that impact our ability to receive energy from suppliers;

     o    growth in costs and expenses;

     o    environmental regulation that significantly impacts operations;

     o changes in rates of return on overall debt and equity markets and their impact on the value of pension assets;

     o    changes in political conditions, recession, acts of war or terrorism;

     o    insufficient insurance coverage;

     o involvement in lawsuits, including liability claims and commercial disputes;

     o    inability to attract and retain management and other key employees;

     o    adverse changes in the marketplace for energy prices;

     o    activities of suppliers or major customers;

     o    delayed or unsuccessful acquisition, construction and development

     o    changes in security measures at our facilities; and

     o ability to service debt as a result of any of the aforementioned events;

     Consequently, all of the forward-looking statements made in this prospectus supplement or in the documents incorporated by reference or deemed to be incorporated by reference herein are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Secured Medium-Term Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                  RISK FACTORS

     Your investment in the Secured Medium-Term Notes, Series C (the "Secured Medium-Term Notes") involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Secured Medium-Term Notes is suitable for you. Secured Medium-Term Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Redemption May Adversely Affect Your Return on the Secured Medium-Term Notes

     The Secured Medium-Term Notes are redeemable at our option under certain conditions. As a result, we may choose to redeem your Secured Medium-Term Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Secured Medium-Term Notes being redeemed.

You Will Not Be Entitled to Take Any Action With Respect to Property Securing the Pledged Bond Unless an Event of Default Under the Note Indenture Also Constitutes an Event of Default Under the Mortgage

     The Secured Medium-Term Notes will be serviced and secured equally and ratably by the series of our First and Refunding Mortgage Bonds designated as First and Refunding Mortgage Bonds, Medium-Term Notes, Series C (the "Pledged Bond"), in an aggregate principal amount equal to $550,000,000 issued and pledged by us and delivered to the Note Trustee (as defined below) in accordance with the Note Indenture (as defined below). The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond does not service or secure any premium due in respect of the Secured Medium-Term Notes. All of our First and Refunding Mortgage Bonds, including the Pledged Bond, are secured by a lien on substantially all of our property. See "Description of the Mortgage Bonds" in the accompanying prospectus. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage (as defined under "Description of the Mortgage Bonds" in the accompanying prospectus) and the acceleration of the principal of our First and Refunding Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an event of default under the Note Indenture other than one constituting an event of default under the Mortgage that results in the acceleration of the principal of the First and Refunding Mortgage Bonds in accordance with the Mortgage, registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond.

There May Not Be Any Trading Market for Your Secured Medium-Term Notes; Many Factors Affect the Trading and Market Value of Your Secured Medium-Term Notes

     Upon issuance, your Secured Medium-Term Notes will not have an established trading market. We cannot assure you a trading market for your Secured Medium-Term Notes will ever develop or be maintained if it does develop. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your Secured Medium-Term Notes. These factors include:

     o the method of calculating the principal, premium and interest in respect of your Secured Medium-Term Notes;

     o    the time remaining to the maturity of your Secured Medium-Term Notes;

     o    the outstanding amount of Secured Medium-Term Notes;

     o    any redemption features of your Secured Medium-Term Notes; and

     o the level, direction and volatility of market interest rates generally.

     There may be a limited number of buyers when you decide to sell your Secured Medium-Term Notes. This may affect the price you receive for the Secured Medium-Term Notes or your ability to sell the Secured Medium-Term Notes at all. In addition, Secured Medium-Term Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Secured Medium-Term Notes unless you understand and know you can bear all of the investment risks involving your Secured Medium-Term Notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Secured Medium-Term Notes

     Our credit ratings may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Secured Medium-Term Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the Secured Medium-Term Notes.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

     As a public utility, our rates are regulated by the New Jersey Board of Public Utilities (the "BPU") and the Federal Energy Regulatory Commission (the "FERC"). These rates are designed to recover our operating expenses and allow us to earn a fair return on our rate base, which primarily consists of our property, plant and equipment less various adjustments. These rates include our electric and gas tariff rates that are subject to regulation by the BPU as well as our transmission rates that are subject to regulation by the FERC. Our base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in our adjustment charges, there will be a negative impact on cash flows.

     If our operating expenses, other than costs recovered through adjustment charges, exceed the amount included in our base rates and in our FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

Deregulation and the Unbundling of Energy Supplies and Services and the Establishment of a Competitive Energy Marketplace May Have an Adverse Impact on Our Business

     As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from self-generation or various other suppliers. Increased competition from these companies could reduce the quantity of our retail sales and have a negative impact on our cash flows.

An Inability to Raise Capital on Favorable Terms to Refinance Existing Indebtedness or to Fund Capital Commitments May Have an Adverse Impact on Our Business

     Our capital is provided by equity contributions from our parent, Public Service Enterprise Group Incorporated ("PSEG"), internally-generated cash flows and borrowings from third parties. In order to meet our capital requirements, we require continued access to the capital and credit markets. We can give no assurances that our current or future capital structure, operating performance or financial condition will permit us to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness or satisfy maturities.

Changes in Economic and Energy Consumption Growth Rates May Have an Adverse Impact on Our Business

     Our regulated rates are designed to recover our operating expenses and earn a fair return on our rate base. These rates are based on forecasted consumption over the period covered by the base rate cases. A decrease in actual consumption could have a negative impact on our earnings and cash flows. Economic conditions generally affect the amount of energy consumption.

Environmental Regulation May Limit Our Operations

     We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals required as of the date hereof to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

     We can give no assurance that we will be able to:

     o obtain all required environmental approvals that we do not yet have or that may be required in the future;

     o obtain any necessary modifications to existing environmental approvals;

     o maintain compliance with all applicable environmental laws, regulations and approvals; or

     o    recover any resulting costs through future rates.

     Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental legal or regulatory requirements, could prevent construction of new facilities or operation of our existing facilities and could result in significant additional cost or loss of income.

Insurance Coverage May Not Be Sufficient

     We have insurance for our facilities, including all-risk property damage insurance and commercial general public liability insurance, in amounts and with deductibles that we consider appropriate. We can give no assurance that such insurance coverage will be available for any specific occurrence or will be available in the future on commercially reasonable terms nor that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to replace or repair those facilities or to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of terrorist activity.

Recession, Acts of War or Terrorism Could Have an Adverse Impact on Our Business

     The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

     Like other operators of major industrial facilities, our fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Acquisition, Construction and Development Activities May Not Be Successful

     We may seek to acquire, develop and construct new energy projects or refurbish existing facilities, the completion of any of which is subject to substantial risk. These activities require significant lead-time and the expenditure of significant sums for preliminary engineering, permitting, fuel supply, legal and other development expenses before we can establish whether a project is feasible.

     The construction, expansion or refurbishment of a transmission or distribution facility may involve:

     o    equipment and material supply interruptions;

     o    labor disputes;

     o    unforeseen engineering environmental and geological problems; and

     o    unanticipated cost overruns.

     The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. We can give no assurance that we will obtain access to the substantial debt and equity capital required to acquire, develop or construct new projects or to modify or refurbish existing facilities as may be required to service anticipated future customer demand. Furthermore, future customer demand may be less than anticipated and may not support the related costs.

                  DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

     The Secured Medium-Term Notes will constitute a series of debt securities under an Indenture of Trust, dated as of July 1, 1993, as amended or modified from time to time (the "Note Indenture"), between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, (the "Note Trustee"). The Note Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. Reference is directed to the description of Secured Medium-Term Notes contained in the accompanying prospectus under the caption "Description of the Secured Medium-Term Notes." The description of certain provisions of the Secured Medium-Term Notes and the Note Indenture contained herein and in the accompanying prospectus does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Secured Medium-Term Notes and the Note Indenture.

     The Secured Medium-Term Notes are limited to an aggregate initial offering price not to exceed $550,000,000. However, the aggregate initial offering price of Secured Medium-Term Notes offered hereby may be reduced by our sale of other securities referred to in the accompanying prospectus. The purchase price, aggregate principal amount, interest rate, stated maturity date, any additional redemption provisions and other variable terms of each tranche of Secured Medium-Term Notes will be set forth in the applicable pricing supplement, which will supplement, and (to the extent inconsistent) supersede, the description of those Secured Medium-Term Notes contained in the accompanying prospectus and this prospectus supplement.

     If we sell other securities referred to in the accompanying prospectus, we may be limited in offering and selling the entire amount of Secured Medium-Term Notes referred to in this prospectus supplement.

     Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the Secured Medium-Term Notes or the Note Indenture, as the case may be.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the principal United States Federal income tax consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. It deals only with Secured Medium-Term Notes held as capital assets by initial purchasers (unless otherwise specified) and does not purport to deal with purchasers in special tax situations, such as financial institutions, tax-exempt organizations, individual retirement accounts, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Secured Medium-Term Notes as part of a hedging or conversion transaction or as a position in a "straddle" for tax purposes, or persons whose functional currency (as defined in section 985 of the Code) is not the United States dollar. Prospective purchasers of the Secured Medium-Term Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes arising under any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Secured Medium-Term Note that is for United States Federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be considered a U.S. Holder. If a partnership holds a Secured Medium-Term Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a Secured Medium-Term Note, you should consult your tax advisors. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Secured Medium-Term Note that is not a U.S. Holder.

U.S. Holders

     Payments of Interest. Payments of interest on a Secured Medium-Term Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Original Issue Discount. For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Secured Medium-Term Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1?4 of 1% of the Secured Medium-Term Note's "stated redemption price" at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Secured Medium-Term Note providing for the payment of any amount other than "qualified stated interest" prior to maturity, multiplied by the weighted average maturity of such Secured Medium-Term Note). The issue price of each Secured Medium-Term
Note in an issue of Secured Medium-Term Notes equals the first price at which a substantial amount of such Secured Medium-Term Notes has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Secured Medium-Term Note is the sum of all payments provided by the Secured Medium-Term Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

     Payments of qualified stated interest on a Secured Medium-Term Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Secured Medium-Term Notes issued with original issue discount ("Discount Notes") must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount that such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Certain of the Secured Medium-Term Notes (i) may be redeemable at the option of us prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Secured Medium-Term Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Secured Medium-Term Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased the Secured Medium-Term Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     Market Discount. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is less than its issue price (or, in the case of a Discount Note, its revised issue price as of the purchase date), such U.S. Holder will be treated as having purchased such Secured Medium-Term Note at a "market discount," unless the amount of such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any payment that does not constitute qualified stated interest on (for example, any partial principal payment), or any gain realized on the sale, exchange, retirement or other disposition of, a Secured Medium-Term Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Secured Medium-Term Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Secured Medium-Term Note with market discount until the maturity of the Secured Medium-Term Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Secured

Medium-Term Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Premium. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is greater than the sum of all amounts payable on such notes after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Secured Medium-Term Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Secured Medium-Term Note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Secured Medium-Term Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Secured Medium-Term Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Disposition of a Secured Medium-Term Note. Except as discussed above, upon the sale, exchange or retirement of a Secured Medium-Term Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in such note. A U.S. Holder's adjusted tax basis in a Secured Medium-Term Note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount and market discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the Secured Medium-Term Note had been held at the time of disposition for more than one year.

Non-U.S. Holders

     A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Secured Medium-Term Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of us, or a controlled foreign corporation related to us. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     o is signed under penalties of perjury by the beneficial owner of the note,

     o    certifies that such owner is not a U.S. Holder, and

     o    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A non-U.S. Holder whose income with respect to its investment in a Secured Medium-Term Note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Secured Medium-Term Note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Secured Medium-Term Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the Secured Medium-Term Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States federal income tax may apply to payments made in respect of the Secured Medium-Term Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Secured Medium-Term Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Secured Medium-Term Note to (or through) a broker, the broker must report the sale and withhold at the statutory applicable rate of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     We are offering the Secured Medium-Term Notes on a continuing basis for sale to or through Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., M.R. Beal & Company, Samuel A. Ramirez & Co., Inc., Scotia Capital (USA) Inc. and UBS Securities LLC (the "Agents"). We and the Agents have entered into a distribution agreement with respect to the Secured Medium-Term Notes. The Agents, individually or in a syndicate, may purchase Secured Medium-Term Notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Secured Medium-Term Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an Agent, ranging from .150% to .750% of the principal amount of each Secured Medium-Term Note, depending upon its stated maturity, sold through that Agent as our agent. In addition, we estimate our expenses incurred in connection with the offering and sale of the Secured Medium-Term Notes, including reimbursement of certain of the Agents' expenses, total approximately $325,000.

     Unless otherwise specified in the applicable pricing supplement, any Secured Medium-Term Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Secured Medium-Term Note of identical maturity. An Agent may sell Secured Medium-Term Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Secured Medium-Term Notes, the offering price (in the case of Secured Medium-Term Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Secured Medium-Term Notes received by it on an agency basis.

     Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your Secured Medium-Term Notes in immediately available funds in The City of New York on the date of settlement.

     Upon issuance, the Secured Medium-Term Notes will not have an established trading market. The Secured Medium-Term Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Secured Medium-Term Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Secured Medium-Term Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Secured Medium-Term Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with certain offerings of Secured Medium-Term Notes, the Agents may engage in overallotment stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Secured Medium-Term Notes. If those Agents create a short position in Secured Medium-Term Notes, i.e., if they sell Secured Medium-Term Notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing Secured Medium-Term Notes in the open market. In general, purchases of Secured Medium-Term Notes for the purpose of stabilization or to reduce a short position could cause the price of Secured Medium-Term Notes to be higher than it might be in the absence of these type of purchases.

     Neither we nor any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Secured Medium-Term Notes. In addition, neither we nor any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The names of the applicable Agents or other persons through which we sell any Secured Medium-Term Notes, as well as any commissions or discounts payable to those persons, will be set forth in the applicable pricing supplement.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

     In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

     From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Secured Medium-Term Notes offered hereby may be reduced as a result of these sales.

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $1,000,000,000

                                  [LOGO] PSE&G

                       First and Refunding Mortgage Bonds
                            Secured Medium-Term Notes

                                   ----------

     We may offer from time to time, together or separately, one or more series of our first and refunding mortgage bonds and/or secured medium-term notes.

     When a particular series of Mortgage Bonds or Secured Medium-Term Notes is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any Securities that may be offered.

     The aggregate initial public offering price of all Securities which may be sold under this prospectus shall not exceed $1,000,000,000.

     We will sell the Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for First and Refunding Mortgage Bonds. See "Plan of Distribution" for a description of the applicable competitive bidding procedures for Mortgage Bonds.

     These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any of these organizations determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September 12, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus......................................................    3
Where You Can Find More Information........................................    3
Forward-Looking Statements.................................................    5
Public Service Electric and Gas Company....................................    5
Use of Proceeds............................................................    6
Description of the Mortgage Bonds..........................................    6
Description of the Secured Medium-Term Notes...............................   12
Description of Pledged Bond................................................   19
Plan of Distribution.......................................................   20
Legal Matters..............................................................   21
Experts....................................................................   22

                              About This Prospectus

      This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,000,000,000.

      This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSE&G," "the company," "we," "our," "ours" and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      We may use this prospectus to offer from time to time:

      o     our first and refunding mortgage bonds; or

      o     our secured medium-term notes.

      We sometimes refer to our first and refunding mortgage bonds and our secured medium-term notes collectively as the "Securities."

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       Where You Can Find More Information

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended prior to the termination of any particular offering of Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2001.

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

      o     Our Amended Current Report on Form 8-K/A dated July 29, 2002.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in any related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operations may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include:

     o the significant considerations and risk factors discussed in this prospectus;

     o    general and local economic, market or business conditions;

     o    demand (or lack thereof) for energy in the markets we serve;

     o    increasing competition from other companies;

     o    changes in laws or regulations that are applicable to us;

     o    environmental constraints on construction and operation;

     o    the rapidly changing market for energy products; and

     o    access to capital.

     Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of June 30, 2002, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

     We are a New Jersey corporation. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

     Unless we state otherwise in the accompanying prospectus supplement, net proceeds from the sale of the Securities will be added to our general funds and will be used for general corporate purposes including the redemption or refunding of our outstanding indebtedness.

     Our ratios of earnings to fixed charges for each of the periods indicated is as follows:


                                             (unaudited)            Years Ended December 31,
                                          Six Months Ended   ---------------------------------------
                                            June 30, 2002    1997     1998    1999     2000     2001
                                            -------------    ----     ----    ----     ----     ----
Ratios of Earnings to Fixed Charges.....        1.5x         2.6x     3.2x    3.5x.    3.1x.    1.6x

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirements.

                        DESCRIPTION OF THE MORTGAGE BONDS

     The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and Wachovia Bank, National Association (formerly Fidelity Union Trust Company), as Trustee (the "Mortgage Trustee"), as amended and supplemented by the ninety-four supplemental indentures now in effect and by the proposed supplemental indentures to be dated the first day of the month in which each series of the Mortgage Bonds are issued (the "New Supplements") providing for the Mortgage Bonds, which indenture and supplemental indentures are hereinafter collectively called the "Mortgage" and are filed as Exhibits 4-1 through 4-95 to the Registration Statement. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions reference is made to the above-mentioned Exhibits, and to the particular Articles and Sections of the Mortgage. Mortgage Bonds issued or issuable under the Mortgage are hereinafter sometimes called "Mortgage Bonds". A copy of the Mortgage including a proposed New Supplement may be inspected at the office of the Mortgage Trustee at 21 South Street, Morristown New Jersey or at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds special protection in the event of a highly leveraged transaction.

Interest, Maturity and Payment

     See the accompanying prospectus supplement.

Redemption

     See the accompanying prospectus supplement.

Lien and Security

     Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances, and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage, and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

     Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, where not subject to State Claims unless the State specifically defined and asserted a claim within the one-year period ending
November 2, 1982. As a result, the state published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties we own. We believe that we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1.0% of net plant in service. No maps depicting State claims to property owned by us on the western (Delaware River) side of New Jersey were published with the one-year period mandated by the Constitutional Amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our improved properties along the Delaware River.

     The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

     Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations, and our gas production plans and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

     Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. As of June 30, 2002, additions or improvements against which Mortgage Bonds may be authenticated amounted to approximately $1.0 billion. The principal amount of additional Mortgage

Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

     Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded, or retired by us and deposited with the Mortgage Trustee, upon such deposit.

     Mortgage Bonds may also be issued:

     o in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

     o in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

     All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

     We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the Board of Public Utilities of the State of New Jersey.

     The New Supplements will contain no maintenance provisions with respect to New Mortgage Bonds.

Dividend Restrictions

     So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

     The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the "TIA").

Release and Substitution of Property

     Cash proceeds of released property held by the Mortgage Trustee:

     o may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

     o may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded, or retired by us and deposited with the Mortgage Trustee;

     o    may be invested in obligations of the United States; or

     o may be utilized by the Mortgage Trustee for the purchase of Mortgage Bonds at the lowest prices obtainable, at or below par, and then to redeem eligible series of Mortgage Bonds on a pro rata basis at par.

     The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

     Certain additional provisions as to the release of property are referred to above under "Issuance of Additional Mortgage Bonds" and "Maintenance and Depreciation Provisions."

Defaults

     The following constitute events of default under the Mortgage:

     o default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

     o default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

     o default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

     o the adjudication of us as bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

     The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage.

     The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

     If a default in the payment of principal interest of sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

     Pursuant to the provisions of the TIA we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Mortgage Trustee

     Wachovia Bank, National Association, Mortgage Trustee, is a Paying Agent under the Mortgage. We maintain other normal banking relationships with Wachovia Bank, National Association.

Book-Entry Mortgage Bonds

     Mortgage Bonds of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global mortgage bonds may be issued in either registered or bearer form and in either temporary or permanent form (a "Global Security"). Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by such Mortgage Trustee to the depositary.

     We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

     If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities, or (3) an event of default under the Mortgage has occurred and is continuing, then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     Registered Owner. The Mortgage Bonds will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Mortgage Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Mortgage Bonds.

     DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds must be made by or through a direct participant, which will receive a credit for the Mortgage Bonds on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Mortgage Bonds will not be issued unless the use of Global Securities is suspended.

     The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

     Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Mortgage Bonds are credited at that time.

     Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Mortgage Trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the Mortgage Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

     DTC may discontinue providing its services as securities depositary with respect to the Mortgage Bonds at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Mortgage Bond certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Mortgage Bonds certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

     None of any underwriter or agent, the Mortgage Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

     The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

     We maintain ordinary banking relationships with Wachovia Bank, National Association including credit facilities and lines of credit. Wachovia Bank, National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

                  DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

     The Secured Medium-Term Notes (the "Secured Medium-Term Notes") will be issued under the Indenture of Trust, dated as of July 1, 1993 (the "Note Indenture"), between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Note Trustee"). A copy of the Note Indenture may be inspected at the office of the Note Trustee at 450 West 33rd Street, New York, N.Y. 10001, or at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

     The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement or pricing supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

     o    the date of issue;

     o the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

     o    the interest rate;

     o the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

     o    any additional redemption provisions;

     o the purchase price, specified as a percentage of the principal amount thereof;

     o    issuance in book-entry or certificated form; and

     o any other applicable material provisions not otherwise described herein.

     The Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semiannually in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date") and on the stated maturity date or date of earlier redemption (the "Maturity Date") and the regular record date relating to an Interest Payment Date other than the Maturity Date will be February 15 and August 15, respectively (each, a "Regular Record Date").

     We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Secured Medium-Term Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

Interest Rates and Payments

     Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term
Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable Secured Medium-Term Note, and interest on such Secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

     We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in "Book-Entry System". We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder's address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such Secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

     If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such

Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Redemption

     The Secured Medium-Term Notes will be subject to redemption at our option at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, funds are received by the Mortgage Trustee upon the sale of mortgaged property and are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. See "Description of Pledged Bond--Redemption." For purposes of determining the cost of the Pledged Bond, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See "Description of Pledged Bond--Redemption." In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

     The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed at our option. In such case, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

     The Secured Medium-Term Notes will be serviced and secured equally and ratably by one or more series of our Mortgage Bonds (the "Pledged Bond"), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of the Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. All of our Mortgage Bonds, including the Pledged Bond, are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one constituting an event of default under the Mortgage that results in the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Notes will not be entitled to take any action with respect to the property securing the Pledged Bond.

Events of Default

     The Note Indenture provides that the following shall constitute "Events of Default" with respect to any series of Secured Medium-Term Notes:

     o default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

     o default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

     o default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

     o the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

     o    certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

     The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the
Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See "Voting of Pledged Bond".

     The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of any series, the Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such registered holders to do so.

Certificate of Compliance

     Pursuant to the Trust Indenture Act of 1939, as amended, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

     The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a "proposed action") is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of Secured Medium-Term Notes of such series as follows: (a) if the proposed action does not affect any of our Mortgage Bonds outstanding under the Mortgage other than one or more series of Pledged Bond, the Note Trustee may vote each series of Pledged Bonds held by it only with approval of the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series serviced and secured by that series of Pledged Bonds which would be affected by the proposed action; or (b) if the proposed action affects our Mortgage Bonds outstanding under the Mortgage in addition to the Pledged Bond held by the Note Trustee, the Note Trustee shall deliver notice of the proposed action to the registered holders of each series of Secured Medium-Term Notes requesting their response and, if the registered holders of at least 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond, the Note Trustee shall vote the Pledged Bond proportionately in accordance with the directions received from the responding registered holders, provided that if the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond with the same direction, the Note Trustee shall vote all of the Pledged Bond in accordance with such direction, and provided further that if the registered holders of less than 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond in accordance with such procedure, the Note Trustee shall vote an equivalent portion (in principal amount) of the Pledged Bond proportionately in accordance with the directions so received and shall not vote the remaining Pledged Bond. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

     Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer its properties or assets substantially as an entirety to any person, unless:

     o the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

     o after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

     o    certain other conditions are met.

Modification and Waiver

     Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

     o change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

     o reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

     o change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

     o    change the date on which any Secured Medium-Term Note may be redeemed;

     o impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

     o impair the security interest under the Note Indenture in any Pledged Bond; or

     o reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the
          Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

     The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

     o to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the
          Note Indenture and the Secured Medium-Term Notes;

     o to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured
          Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

     o to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     o to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

     o    to evidence and provide for the  acceptance of  appointment  under the
          Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the
          Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

     o    to cure any  ambiguity,  to correct or supplement any provision in the
          Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the Note Indenture,
          provided  such  other   provisions  shall
          not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

     o to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the
          Note Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under such Act;

     o to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

     o    to permit the Note Trustee to comply with the law;

     o to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

     o to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

     The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

     o with respect to an Event of Default relating to an event of default under the Mortgage,

     o a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series or

     o a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

     The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and maintain paying agencies) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

     We also maintain other normal banking relationships with the Note Trustee.

Book-Entry System

     The Secured Medium-Term Notes may be issued in whole or in part in the form of one or more fully-registered global Secured Medium-Term Notes (each, a "Global Note") which will be deposited with, or on behalf of The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee. A Global Note may represent one or more Secured Medium-Term Notes issued in book-entry form, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository see:
"Description of the Mortgage Bonds-Book--Entry Mortgage Bonds".

                           DESCRIPTION OF PLEDGED BOND

     The Pledged Bond is to be issued under and secured by the Mortgage. For a description of the Mortgage, see "Description of the Mortgage Bonds." The Pledged Bond will constitute a series of our Mortgage Bonds.

     The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum, sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     Except  as  may  otherwise  be  provided  in  the   applicable   prospectus
supplement, the Pledged Bond will have the following terms:

Interest, Maturity and Payment

     Interest on the Pledged Bond shall accrue at the fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on March 1 and September 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

     In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

     o the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation,

     o the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and

     o the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby. The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

     The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

     o at any time in whole or in part at our option upon receipt by the Mortgage Trustee of our written certification and of the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

     o at any time by the application of any proceeds of released property received by the Mortgage Trustee upon the sale of mortgaged property and which, pursuant the Mortgage as described under "Description of the Mortgage Bonds -- Release and Substitution of Property," are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above.

                              PLAN OF DISTRIBUTION

Mortgage Bonds

     We will sell the Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New First and Refunding Mortgage Bonds (the "Terms and Conditions") filed as Exhibit 1-1a to this registration statement. Written notice of bidding for any series of Mortgage Bonds will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Mortgage Bonds. Such notice will advise bidders of:

     (1   )the date and time for receipt of bids,

     (2) whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

     (3) the principal amount of the particular series or issue of the Mortgage Bonds,

     (4)  the series designation of the Mortgage Bonds,

     (5) the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the Mortgage Bonds,

     (6)  the term of the Mortgage Bonds,

     (7) the terms and conditions upon which such Mortgage Bonds may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

     (8) such other provisions that we may set to establish the terms and conditions of the Mortgage Bonds and the terms of the bidding therefore.

     Thereafter, we may also notify such bidders or representative, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of the Mortgage Bonds for which we may elect to receive bids.

     Upon the acceptance of a bid for a series or issue of the Mortgage Bonds, a Purchase Agreement, substantially in the form of Exhibit 1-1b to this registration statement, will become effective providing for the issuance and sale of such Mortgage Bonds pursuant to a firm commitment underwriting on the terms set forth therein.

     The prospectus supplement will set forth the terms of the offering of the particular series or issue of Mortgage Bonds to which such prospectus supplement relates, including, as applicable:

     1. the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

     2.   the initial public offering or purchase price of such Mortgage Bonds;

     3. any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

     4.   the net proceeds to us; and

     5. the securities exchanges, if any, on which such Mortgage Bonds will be listed.

     Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of Mortgage Bonds may engage in other transactions with, and perform other services for, us and our affiliates in the ordinary course of business.

     The form of the Purchase Agreement provides that the consummation of the purchase of each series or issue of the Mortgage Bonds will be subject to certain conditions precedent and that we will indemnify each underwriter or purchaser against certain civil liabilities, including liabilities under the Securities Act.

Secured Medium-Term Notes

     If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

     Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

     Underwriters, dealers and agents that participate in the distribution of the Mortgage Bonds or Secured Medium-Term Notes may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that we pay them and any profit on their resale of the Mortgage Bonds or Secured Medium-Term Notes offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents who participate in the sale of Mortgage Bonds or Secured Medium-Term Notes to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

     The Mortgage Bonds or Secured Medium-Term Notes of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes of a series for public offering and sale may make a market in such securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of Mortgage Bonds or Secured Medium-Term Notes we issue will exist or be liquid.

     If we indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase Mortgage Bonds or Secured Medium-Term Notes from us which will be paid for and delivered on a future date specified in the prospectus.

                                  LEGAL MATTERS

     The legality of the Securities will be passed on for us by James T. Foran, Esq., our General Corporate Counsel, or R. Edwin Selover, Esq., our Senior Vice President and General Counsel, who may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin Brown & Wood LLP, New York, New York, will pass on the legality of the Securities for any underwriters, agents or dealers and may rely on the opinion of Counsel of the Company as to matters of New Jersey law and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Pennsylvania law.

                                     EXPERTS

     Mr. Foran and Mr. Selover have each reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under "Description of the Mortgage Bonds -- Lien and Security" (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania).
Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr Andrews & Ingersoll, LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr Andrews & Ingersoll, LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance on the authority of Mr. Foran or Mr. Selover, as the case may be, and of Ballard Spahr Andrews & Ingersoll, LLP, respectively, as experts.

     Our consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

                                  $550,000,000

                                  [LOGO] PSE&G

                     Public Service Electric and Gas Company

                       Secured Medium-Term Notes, Series C
                             Due 1 Year to 30 Years
                               From Date of Issue


                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------


                         Banc One Capital Markets, Inc.
                                   BNP PARIBAS
                           Credit Suisse First Boston
                            Deutsche Bank Securities
                                    JPMorgan
                               M.R. Beal & Company
                               Ramirez & Co., Inc.
                                 Scotia Capital
                               UBS Investment Bank

                                September 3, 2003

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